Fund:   Morgan Stanley Dean Witter Government Income
               Trust

     Section 16(a) Beneficial Ownership Reporting Compliance

The following persons are "reporting persons" under Section
16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial
Ownership of Securities" on Form 3:

               Mitchell M. Merin
               Ronald E. Robison
               Joseph J. McAlinden
               Edwin J. Garn
               Manuel H. Johnson
               Michael E. Nugent
               Wayne E. Hedien
               Rajesh K. Gupta

None of the above reporting persons has ever held any shares of the Trust.